Item 77I(b)

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2010

Sub-Item 77I(b)i:  Terms of new or amended securities

Class I Shares of the Quaker Capital Opportunities Fund commenced operations on May 5, 2009.